UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2014

CommScope Holding Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 CommScope Place, SE, Hickory , North Carolina		28602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	828-324-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(a) On January 21, 2014, Austin A. Adams was appointed to the Board of Directors of CommScope Holding Company, Inc. (the “Company”) and to the Board’s Audit Committee. Pursuant to the applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934 (the “Exchange Act”), the Board has determined that Mr. Adams is independent of management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and its subsidiaries) that would interfere with the exercise of his independent judgment as a member of the Board or preclude Mr. Adams from serving as member of the Audit Committee. The Board has also determined that Mr. Adams is an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC, has the ability to read and understand fundamental financial statements and has the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of NASDAQ. Mr. Adams will serve as a Class III director, which class will stand for re-election at the 2016 annual meeting of stockholders. Upon the appointment of Mr. Adams to the Board’s three-person Audit Committee, Stephen C. Gray will no longer serve as a member of that committee.

Mr. Adams, age 70, served as Executive Vice President and Corporate Chief Information Officer of JPMorgan Chase from July 2004 (upon the merger of JPMorgan Chase and Bank One Corporation) until his retirement in October 2006. Prior to the merger, Mr. Adams served as Executive Vice President and Chief Information Officer of Bank One from 2001 to 2004. Prior to joining Bank One, he was Chief Information Officer at First Union Corporation (now Wells Fargo & Co.) from 1985 to 2001. Mr. Adams is also a director of the following public companies: The Dun & Bradstreet Corporation, Spectra Energy, Inc. and CommunityOne Bancorp, where he is Chairman of the Board. He has not served as a director of any other public company in the last five years. The Board has concluded that Mr. Adams should serve as a director because he brings significant experience in information technology, has significant public company directorship and committee experience and has significant core business skills, including technology and strategic planning.

 Mr. Adams will participate in the Company’s Non-Employee Director Compensation Plan, including a pro-rated annual cash and equity retainer based on the date he joined the Board, as described in the Company’s registration statement on Form S-1 (the “S-1”). Mr. Adams also entered into the Company’s standard indemnification agreement, as described in the S-1.

There are no family relationships between Mr. Adams and any officer or other director of the Company or any related party transactions involving Mr. Adams. There is no arrangement or understanding between Mr. Adams and any other person pursuant to which he was selected as a director.

(b) On January 21, 2014, Mark A. Olson, the Company’s Executive Vice President and Chief Financial Officer, entered into an employment agreement (the “Employment Agreement”) with the Company’s wholly owned subsidiary, CommScope, Inc. The Employment Agreement provides for the continuation of his current base salary of $465,000, and increases his target annual cash bonus to 85% of base salary. The Employment Agreement expires on December 31, 2014, subject to automatic renewal for additional one-year periods unless at least 90 days prior written notice of non-renewal is given by the Company. Pursuant to the Employment Agreement, in the event Mr. Olson’s employment is terminated by the Company by notice of non-renewal of the term of the Employment Agreement, by the Company for any reason other than for cause or disability or by Mr. Olson for good reason, he will be entitled to receive his accrued compensation and each of the following:

•	severance pay in an amount equal to two times the sum of (A) his then current base salary, and (B) his base salary multiplied by 0.85, payable in equal monthly installments over two years (the “Termination Benefits Period”) or, upon termination within twenty-four months following a change in control, in a single lump sum;

•	a prorated bonus under the AIP for the fiscal year in which his termination occurs, based on actual performance and payable at the same time the Company pays bonuses to its other executive officers;

•	a cash payment equal to the cost the Company would have incurred had Mr. Olson continued group medical, dental, vision and/or prescription drug benefit coverage for himself and his eligible dependents during the Termination Benefits Period, payable in periodic installments in accordance with the Company’s payroll practice (the “Medical Coverage Payments”); and

•	if at the end of the Termination Benefits Period, Mr. Olson is not employed by another entity (including self-employment), then for six months (or his earlier re-employment) he will receive (i) an additional monthly payment equal to one-twelfth of the sum of (A) his base salary and (B) his base salary multiplied by 0.85, and (ii) continuation of the Medical Coverage Payments (provided that such Medical Coverage Payments will not cease upon re-employment unless Mr. Olson obtains such coverage or benefits pursuant to the subsequent employer’s benefit plans).

For purposes of the Employment Agreement, “good reason” includes material breach of the Employment Agreement, a material diminution in duties, failure to continue Mr. Olson in his role as Chief Financial Officer without his prior written consent, any reduction in salary or target bonus opportunity, and relocation of Mr. Olson’s place of employment by more than twenty-five miles without his prior written consent.

If Mr. Olson’s employment is terminated by the Company for cause or disability, by reason of his death or by Mr. Olson other than for good reason, the Company will pay to Mr. Olson his accrued compensation. In addition, in the event of Mr. Olson’s death, his estate will be entitled to receive a prorated bonus under the AIP for the fiscal year in which his death occurs, payable at the same time the Company pays bonuses to its other executive officers and based on actual performance.

The Employment Agreement contains cooperation and confidentiality covenants that apply during and following Mr. Olson’s employment with us, as well as certain non-compete and non-solicitation obligations that continue for a period of two years following termination of employment (and up to an additional 6 months if Mr. Olson continues to receive the benefits discussed above following the conclusion of the Termination Benefits Period).

The Employment Agreement replaces his Severance Protection Agreement dated November 15, 2009 with the Company.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Mark A. Olson and CommScope, Inc., dated January 21, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

January 23, 2014	By:	/s/Frank B. Wyatt, II

Name: Frank B. Wyatt, II
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Mark A. Olson and CommScope, Inc., dated January 21, 2014.